Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS [****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COLUMBUS DATA SERVICES, LLC

AGREEMENT FOR PROCESSING SERVICES

This Agreement for Processing Services (the “Agreement”) is entered into as of August 20, 2013, by and between Columbus Data Services, LLC (“CDS”) and Global Cash Access, Inc. (“Customer”).

WHEREAS, Customer desires to place or has placed at the Sites (as defined herein) automated teller machines, full-service kiosks, point-of-sale terminals, Tombstones (as defined herein), Virtual Terminals (as defined herein) or other electronic cash or cash-equivalent dispensing machines (whether or not owned by Customer) (collectively, the “Terminals”) and desires to engage CDS as a non-exclusive processor of transactions initiated at Terminals located at the Sites; and

WHEREAS, CDS is a processor that has access to one or more Networks (as defined herein) that transmit and settle electronic funds transfers and is willing to provide the Services (as defined herein) to Customer on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties, intending to be legally bound, agree as follows:

I.DEFINITIONS

Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth on Exhibit “A”.

II.SERVICES PROVIDED BY CDS

2.1Services.  Subject to the terms and conditions of this Agreement, CDS shall provide processing services as requested by Customer to drive Terminals located at the Sites, to link Terminals with one or more Networks, to transmit Transactions initiated at Terminals through a Network, to transmit electronic messages to Terminals, to provide to Customer periodic electronic reports of Transactions generated at Terminals or to switch Transactions to/from Terminals and Networks (the “Processing Services”).  CDS shall also provide other services in support of the Processing Services as requested by Customer and detailed in Exhibit “D” (the “Other Services”), as well as the conversion services to prepare for the Processing Services as detailed in Exhibit “D” (the “Conversion Services”).  The parties acknowledge and agree that Exhibit “D” has not been finalized as of the date of this Agreement but the parties will agree to a final version of Exhibit “D” no later than four (4) weeks after the date of this Agreement, it being understood that such final version shall be appended to this Agreement.

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CDS acknowledges and agrees that the rights and benefits granted to Customer hereunder (including the right to receive the Processing Services, the Other Services, the Conversion Services and the Deconversion Services) include the right for such rights and benefits to be exercised and received by Customer’s Affiliates, it being understood that Customer hereby assumes all liability for any actions of its Affiliates in breach of this Agreement.

2.2Non-Exclusive Engagement.  During the term of this Agreement, CDS shall, on a non-exclusive basis, be a provider of Customer’s requirements for the Processing Services at Terminals located at the Sites.

2.3Standard of Care and Service Levels.  In performing the Services and in the selection and use of facilities, equipment, machines and personnel required for such performance, CDS shall exercise reasonable and appropriate care and diligence and conduct such activities in a professional manner consistent with industry standards.  For any breach of the foregoing warranty, CDS shall, without additional charge to Customer, make such replacements or corrections as may be necessary or appropriate.  In addition, CDS shall provide or otherwise make available the Processing Services on a 24-hour per day basis, seven days a week in accordance with the service levels set forth in Exhibit “C” (the “Service Levels”) on and after the date (the “Trigger Date”) that is the earlier of (a) the first day of the calendar month following the first calendar month in which Transactions processed pursuant to this Agreement exceed [****] or (b) [****] after completion of the first conversion of processing services to CDS pursuant to the Conversion Services.

2.4Changes to Processing Services.  CDS reserves the right to modify the Processing Services provided during the term of this Agreement after appropriate testing to confirm that such modification will operate in accordance with its specifications in a reliable manner compatible with the applicable information technology environment.  CDS will provide Customer with at least [****] prior written notice (or any shorter period to the extent mandated by a Network) of any material modifications adequately describing such modifications with respect to any modifications that involve a change to any protocol, network configuration, infrastructure or other hardware used in providing the Processing Services if such modifications will have an adverse impact on, degrade or interfere with Customer’s ability to obtain the Processing Services (including any modification that requires a change to Customer’s or its merchants, customers or partners, facilities, systems, software or equipment, with such modifications described in this parenthetical being subject to Customer’s reasonable consent).  Customer acknowledges that (a) CDS regularly performs enhancements to its products and services for the benefit of all its customers, and (b) CDS is required to maintain, update and upgrade its connections to Networks and third party gateways in accordance with the requirements of a Network, it being understood that any such actions will not constitute a material modification to a Processing Service.  If CDS modifies a Processing Service and such modification constitutes a material change to such Processing Service or interferes with Customer’s ability to obtain the prior benefit from the Processing Services, then Customer may cancel the modified Processing Service, without penalty and with an equitable adjustment to the Minimum Monthly Fee (as defined in Section 5.1), by delivering to CDS written notice of cancellation within [****] after Customer’s receipt of notice describing the applicable modification, such cancellation to be effective [****] after CDS receives such written notice of cancellation from

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Customer.  Any such cancellation of a Processing Service pursuant to this Section shall not affect the parties’ rights and obligations under this Agreement with respect to any other Services.

2.5Additional Products and Services Offered by CDS.  CDS may, but is not obligated to, offer to provide Customer with equipment or other services (such as custom application development or third party ATM software enhancements) either through itself or through third parties not included within the Services.  The sale of such equipment or services to Customer shall be effected through separate agreements with Customer.  Except as otherwise expressly set forth in this Agreement, CDS will have no responsibility or liability with regard to equipment purchases or services from or through third parties.

2.6Additional Requested Services.  Upon the written request of Customer for CDS to provide additional services to further the integration of various Customer products and services for Customer’s customers (e.g., with respect to gateways, networks and platforms to allow GCA to do preferential routing transactions), CDS and Customer will mutually agree upon a separate statement of work to set forth the terms and conditions for the provision of such additional services.

2.7Dedicated Relationship Manager.  CDS will designate a “Relationship Manager” who will be the principal point of contact with Customer for all matters relating to this Agreement.  CDS may designate a new Relationship Manager from time-to-time by written notice to Customer.  Additionally, the Relationship Manager:  (a) must be reasonably acceptable to Customer; (b) will have overall responsibility for managing and coordinating the delivery of the services to be provided by CDS under this Agreement; (c) will meet regularly with Customer’s designated representatives, and will be available at GCA’s designated location as frequently as needed for the performance of the services to be provided by CDS under this Agreement; and (d) will have the discretion and authority to make decisions with respect to actions to be taken by CDS in the ordinary course of day-to-day management of its obligations under this Agreement.

III.CUSTOMER OBLIGATIONS AND OTHER MATTERS

3.1Network Rules; Applicable Law.  Each party shall comply with all Network Rules and all Applicable Laws in performing its obligations under this Agreement.  Customer will comply with all requirements, policies and procedures set forth by the Sponsoring Bank, and CDS will comply with all Sponsoring Bank requirements, policies and procedures that pertain to third party processors.  Customer will also cause each Terminal owner, the party or parties responsible for cash replenishment of the Terminals, the owner or operator and employees of the business at which the Terminals are placed and all other persons (other than CDS) related to the ownership of the Terminals (collectively, the “Terminal Related Parties”) to be trained and comply with the requirements of any banking systems or other third parties whose services are used in connection with the Terminals and all Applicable Laws, including those requirements relating to the placement and lighting of the Terminals and other safety or security requirements that relate to the Terminals.

3.2Sponsoring Bank.  Customer shall maintain a Sponsoring Bank to provide all Terminals with Network access and shall comply with all requirements of the Sponsoring Bank with respect thereto.

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3.3Prerequisites for Processing Services.  CDS shall not be required to provide any Processing Services with respect to a Terminal until:  (a) Customer has obtained a Sponsoring Bank providing Network access for such Terminal; (b) Customer has delivered to CDS Terminal information; (c) Customer has completed and delivered to CDS an ACH Authorization for the applicable Account; and (d) CDS has, by notice to Customer or commencement of Services to such Terminal, accepted such Terminal information and ACH Authorization.  Customer will operate each of its Terminals only at the Site designated for such Terminal at the time of Terminal set-up.

3.4Maintenance of Accounts.  During the term of the Agreement and for at least [****] after any termination or expiration hereof, Customer will maintain all necessary Accounts with such financial institutions as may be required for Network sponsorship and will maintain in such Accounts such balances as may be required for Settlement of transaction activity, Adjustments or the performance of the Processing Services.

3.5Responsibility for Terminal or Cardholder.  CDS shall not be responsible for maintaining any Terminal or communicating with any Cardholder.  Any maintenance inquiries relating to a Terminal or customer support inquiries relating to a Cardholder shall be directed promptly by CDS to Customer.

IV.TERMINAL INFORMATION; ACH AUTHORIZATION; SETTLEMENT

4.1Delivery.  Customer shall provide CDS with Terminal information and an ACH Authorization for each Terminal subject to this Agreement prior to the date on which the Processing Services are to commence being provided by CDS with respect to such Terminal.  Prior to the delivery of Processing Services by CDS, the parties will enter into a mutually agreeable process for boarding services.  Customer represents and warrants that all information provided for each Terminal and contained in each ACH Authorization will be correct and complete upon delivery in all material respects.  Customer shall promptly notify CDS in writing of any change in the Terminal information or ACH Authorization.

4.2Settlement.  All Settlements shall be effected through automated clearing house transfers.  IT IS THE RESPONSIBILITY OF CUSTOMER TO VERIFY THAT ALL INFORMATION PROVIDED FOR A TERMINAL, CONTAINED IN AN ACH AUTHORIZATION OR ANY MODIFICATION THEREOF IS CORRECT AND COMPLETE.  CDS HAS NO RESPONSIBILITY TO VERIFY ANY SUCH INFORMATION.

4.3Settlement Disputes.  As of the date of this Agreement, it is the intention of the parties that the Networks will be performing Settlements directly (“direct settling”) to an Account established by Customer, and as such CDS shall not be responsible for Settlements; provided, however, to the extent the parties agree that CDS will maintain a Settlement Account on behalf of Customer, the following provisions of this Section 4.3 shall apply.  (For the avoidance of doubt, to the extent any other provisions of this Agreement contemplate CDS effecting Settlements, such specific provisions shall only be applicable at such time, if any, the parties agree CDS will be assume such responsibility.) CDS shall deliver all Settlement and capture reports to Customer as promptly as possible after such reports were received by CDS, but in no event later than [****]

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after such reports were received by CDS.  Customer shall review the data contained in such reports provided by CDS and shall promptly, but in no event more than [****] after the date of the disputed item (the “Notice Date”) notify CDS in writing of any disputed item in such reports in accordance with Section 5.4.  If it is agreed or otherwise mutually determined that any disputed item was credited or debited in error by CDS, CDS shall correct the error.  Notwithstanding, CDS shall not be liable for any recovery, reimbursement or otherwise of any amounts relating to periods prior to [****] before the Notice Date.  CDS shall not be liable for any damages, interest or other costs associated with the error other than correcting the error.

V.FEES

5.1Fees.  Customer shall pay fees to CDS for the Services provided under this Agreement in accordance with the “Pricing Schedule” attached hereto as Exhibit “B”.  For each calendar month after March 1, 2015 (i.e., inclusive of the month of March 2015) during which CDS provides the Processing Services (during the term of this Agreement or after its termination, including during the Deconversion Period (as defined in Section 6.5)), such fees for the Processing Services shall be an amount at least equal to the “Minimum Monthly Fee” as set forth on such Pricing Schedule (as prorated for any partial calendar month).  All Network fees, financial sponsorship fees and other pass-through expenses relating to a Network or transactions initiated at the Terminals (“Pass-Through Expenses”) shall be the responsibility of Customer.  CDS will render a billing invoice for the fees for all Services and Pass-Through Expenses incurred by Customer in each calendar month no later than the 15th day of the following month.  Such invoice shall include an itemized summary of all transactions processed, all fees and Pass-Through Expenses incurred in such calendar month and such other information as reasonably requested by Customer.  All undisputed amounts shall be due and payable [****] after receipt of the applicable invoice.  All undisputed amounts invoiced and outstanding after the due date shall bear interest from the due date to the date of payment at a rate equal to the lesser of [****] per annum or the highest legally allowable rate.  All fees and other amounts due by Customer hereunder are subject to dispute in accordance with Section 5.4 and reduction for Service Levels credits pursuant to Exhibit “C”.

5.2Fee Changes.  All fees and other amounts due by Customer hereunder shall be guaranteed during the term of this Agreement, except that CDS may adjust Pass-Through Expenses to (a) directly reflect any increase or decrease in the Pass-Through Expenses charged to CDS by the applicable third party and (b) to incorporate as a Pass-Through Expense any new variable charge to CDS by reason of a change to any Network Rule or any Applicable Law.  CDS shall provide Customer with at least [****] prior written notice to Customer of any such adjustments to Pass-Through Expenses (or any shorter time period so long as CDS promptly notifies Customer of such adjustment as soon as CDS itself is notified of such adjustment).

5.3Taxes.  All charges hereunder are exclusive of applicable federal, state and local taxes, and Customer shall pay, or reimburse CDS for, any such taxes that may be levied on the Services rendered under this Agreement, other than taxes levied on or based on CDS’s ownership of property or net income.  CDS shall include such taxes as separate line items on each applicable billing invoice and shall timely remit payment of such taxes to the applicable taxing authority.  In no event shall Customer be liable for the payment of any interest or penalties relating to any taxes

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that arise due to the failure of CDS to properly invoice, pay or administer such taxes.  If it is later held that any taxes paid by Customer hereunder were not owed, CDS shall use commercially reasonable efforts to obtain a refund of the applicable amount and, upon receipt of any refund, provide such refund to Customer.  CDS shall reasonably cooperate with Customer to minimize any taxes imposed on Customer in relation to this Agreement.

5.4Disputes.  Either party may dispute any of the fees and charges invoiced or billed by CDS hereunder by providing a written dispute notice to the other party (“Billing Dispute Notice”) either via facsimile or e-mail (to be followed by signed letter sent by United States mail pursuant to Section 11.10) to be sent (a) in case of receipt by CDS, to the executive account manager at CDS responsible for the relationship with Customer and (b) in the case of receipt by Customer, to Customer’s Chief Financial Officer.  Any Billing Dispute Notice shall include a reasonably detailed description of the exact items and amounts disputed and the nature of the dispute and shall be received no later than 90 days after GCA first became aware of such billing error, and in no event shall a Billing Dispute Notice be received later than 12 months after the date of the applicable invoice or bill.  Customer may withhold from payment hereunder any disputed amounts under a Billing Dispute Notice until the dispute is resolved, provided that any undisputed amounts in an invoice will be paid by Customer pursuant to Section 5.1.  Other than with respect to Network fees and other third party fees (where such third party is set forth on Exhibit “B”) that result from a verifiable billing error from the Network or such third party, CDS shall not invoice any fees and charges (including any amount to compensate for the inaccurate reporting or calculation of CDS fees or charges) more than 12 months after the end of the calendar month to which such fees and charges relate (it being understood that failure by CDS to invoice within such period shall constitute a conclusive and binding waiver to any claim for payment by Customer for such fees and charges).

VI.TERM; TERMINATION

6.1Term.  The term of this Agreement shall commence on the date of this Agreement and shall continue for a period of [****] from the Trigger Date (the “Initial Term”) and shall automatically renew thereafter for successive [****] terms (each a “Renewal Term”) unless either party gives the other at least [****] prior written notice of its intent to terminate this Agreement at the end of the Initial Term or any Renewal Term.

6.2Termination Prior to End of Term.  This Agreement may be terminated prior to the end of the Initial Term or any Renewal Term only as follows:

(a)Either party may terminate this Agreement immediately upon written notice to the other party upon the occurrence of a material breach or default by such other party of any of its representations, warranties or covenants set forth in this Agreement that is not cured within 30 days after delivery of written notice to such other party specifying the breach or default claimed.

(b)Either party may terminate this Agreement immediately upon written notice to the other party upon if the other party (i) makes a general assignment for the benefit of creditors, (ii) applies for the appointment of a trustee, liquidator or receiver for its business or property, or one is assigned involuntarily and not dismissed within 60 days, (iii) is subject to a proceeding for

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bankruptcy, receivership, insolvency or liquidation not dismissed within 60 days or (iv) is adjudicated insolvent or bankrupt.

(c)CDS may terminate this Agreement (or curtail or restrict the provision of the Services hereunder, including on a Terminal-by-Terminal basis to the extent necessary) effective immediately upon written notice to Customer if:

(i)Customer does not pay any undisputed fee or charge when due hereunder and such failure continues for a period of [****] after CDS gives written notice thereof to Customer’s Chief Executive Officer, Chief Information Officer and General Counsel;

(ii)the Sponsoring Bank withdraws its sponsorship of Customer for any reason and Customer fails to secure a replacement Sponsoring Bank within [****] thereof; or

(iii)Customer (A) engages in activities that cause or are reasonably likely to cause CDS or Sponsoring Bank to violate any Network Rule or Applicable Law or (B) participates in fraudulent activity, including making misrepresentations regarding the business operations of Customer.

(d)CDS may terminate this Agreement (or curtail or restrict the provision of the Services hereunder, including on a Terminal-by-Terminal basis to the extent necessary) immediately upon written notice to Customer following the issuance of any order, rule or regulation or the enactment of any law by any governmental authority (including any Gaming Authority (as defined in Section 6.2(e)), Network or card association having jurisdiction over CDS or the decision of any court of competent jurisdiction over CDS that (i) prohibits CDS from providing the Services or (ii) provides that the provision or use of the Services violates Applicable Laws; provided, however, in the case of any such curtailment or restriction of the provision of Services on a Terminal-by-Terminal basis as a result of an order from a Network, Customer shall have a [****] cure period to remedy any issues that are the subject of such order (or such shorter period to the extent required by such notice from the applicable governmental authority).

(e)Customer may terminate this Agreement immediately upon written notice to CDS if Customer or any of its Affiliates receive written notice at any time from any governmental or quasi-governmental authorities responsible for or involved in the regulation of gaming or gaming activities (“Gaining Authorities”), or otherwise reasonably believes (as determined by Customer’s Compliance Committee following its standard policies and procedures) at any time based on the advice of legal counsel, that the provision or use of the Services, this Agreement or the association between the parties within the applicable jurisdiction is reasonably likely to be in violation of Applicable Laws related to gaming or is otherwise reasonably likely to jeopardize any of the privileged licenses (including gaming licenses) held by Customer and its Affiliates; provided, however, that any termination under this Section 6.2(e) shall only apply to those Terminals under the jurisdiction of the specific Gaming Authority issuing the written notice described in this Section 6.2(e) (with an equitable adjustment to the Minimum Monthly Fee (as defined in Section 5.1)); and provided, further, that such termination described in this Section

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6.2(e) shall only be effective after 90 days’ notice given by Customer to CDS if such condition is not cured within such 90-day period (or such shorter period to the extent required by such notice from the applicable Gaming Authority or as otherwise required to protect any of the privileged licenses (including gaming licenses) held by Customer and its Affiliates as contemplated by this Section 6.2(e)).

(f)Customer may terminate this Agreement upon [****] prior written notice to CDS for any reason; provided, however, that Customer agrees to pay CDS an early termination fee in accordance with Section 6.4.

(g)Customer may terminate this Agreement immediately upon written notice to Customer in accordance with the Service Levels availability provisions set forth in Exhibit “C”.

(h)Customer may terminate this Agreement immediately upon written notice to CDS if CDS closes a Critical Change of Control Transaction for which Customer has not provided its prior written consent pursuant to Section 11.4.  A “Change of Control Transaction” shall mean any transaction or series of related transactions that, whether by virtue of a merger, consolidation, reorganization, plan of exchange or otherwise, could result in (x) a person or entity acquiring, directly or indirectly, or having the right to acquire, directly or indirectly, (A) control of all or substantially all of the assets of CDS (including, without limitation, through an exclusive license) or (B) 50% or more of the outstanding equity securities of CDS or (y) CDS’s equityholders immediately prior to such transaction or series of related transactions owning less than a majority of the voting securities of CDS (or any successor thereto or, in the event CDS becomes a wholly-owned subsidiary, parent thereof) immediately following the consummation of such transaction or series of related transactions, in each case on an as-converted basis.  A “Critical Change of Control Transaction” shall mean a Change of Control Transaction where (i) Customer determines that the effects of such Change of Control Transaction is reasonably likely to jeopardize any of the privileged licenses (including gaming licenses) held by Customer or any of its Affiliates or (ii) a material portion of the business of such acquiring person or entity, or any Affiliate thereof, is providing Cash Access Transactions for gaming or otherwise related to the gaming industry, whether land based, online or otherwise.

6.3Continuing Obligations.  Termination or expiration of this Agreement shall not relieve either party from any obligations accrued through the date of termination or expiration.  In addition, the terms and conditions set forth in Sections 3.4,  5.3,  5.4,  6.4,  6.5,  7.1 and 7.2 and Articles IX, X and XI shall survive any termination or expiration of this Agreement.

6.4Charges Upon Termination.  If this Agreement is terminated by Customer pursuant to Section 6.2(f), Customer shall, within [****] of such termination, pay to CDS a compensatory payment in an amount equal to a percentage of the product of (a) the Minimum Monthly Fee multiplied by (b) the number of full calendar months remaining in the then-current term of this Agreement.  Such percentage shall be [****] if such notice was provided during the first 12 months of the Initial Term, [****] if such notice was provided during the second 12 months of the Initial Term, [****] if such notice was provided during the third 12 months of the Initial Term and [****] if such notice was provided at any time thereafter.  Customer and CDS agree that such compensatory payment is a reasonable estimation, as of the date of this Agreement, of the

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actual damages that CDS would suffer if it failed to receive the processing business contemplated by this Agreement for the full term of this Agreement.

6.5Deconversion.  Beginning upon either party’s issuance of any notice of termination (regardless of the basis for termination) and during the term of this Agreement and thereafter (the “Deconversion Period”), CDS shall provide deconversion services as requested by Customer in transferring processing promptly and smoothly to any other processor designated by Customer (the “Deconversion Services”) or to Customer directly if Customer has elected to terminate this Agreement pursuant to Section 6.2(e), provided that (a) all amounts due CDS under this Agreement being paid in full and (b) such transfer complies with Network Rules and Applicable Law.  Customer will pay all of CDS’s reasonable costs for Deconversion Services; provided, however, CDS shall provide Customer with transaction data, database information, and configuration data (along with any other similar customer information that is customarily transferred upon a deconversion) in a format and by a method mutually agreed upon by the parties without any additional cost to Customer.  Such costs will be billed at an hourly rate as set forth on the Pricing Schedule for testing services.  As part of but without limiting the Deconversion Services, CDS shall make available to such other processor, subject to Network Rules and Applicable Law, all data and information CDS possesses regarding Customer’s merchants, customers, partners and/or accounts, in such form and format as Customer may reasonably request, together with reasonable and adequate instructions concerning the format and means of accessing such data and information.  CDS shall provide the Deconversion Services in accordance with any written plan for such deconversion established by Customer and reasonably approved by CDS (which approval shall not be unreasonably withheld or delayed) and otherwise use commercially reasonable efforts to ensure that the Deconversion Services is structured to prevent any degradation of quality or level of the Processing Services, or interruption to the Processing Services, during the Deconversion Period.  Throughout the Deconversion Period until a complete deconversion is achieved and Customer’s data files have been delivered to Customer or such other processor designated by Customer, CDS agrees to maintain and retain offsite storage for each of Customer’s data files used in connection with the Processing Services for a period of at least 7 years (or such longer period as may be required by Network Rules or Applicable Laws) in accordance with reasonable accessibility guidelines and requirements mutually agreed by the parties (which agreement shall not be unreasonably withheld or delayed), as well as reasonable backup for power supply systems and online communications.  CDS shall (i) regenerate from CDS’s media any transactional data, reporting data or other data, programs or information of Customer that is lost or damaged by CDS and is required to be maintained by CDS by Network Rules or Applicable Laws and (ii) provide Customer with access to and/or copies of Customer’s data files, in each case within a reasonable period of time if and when requested by Customer in writing.  Throughout the Deconversion Period until a complete deconversion is achieved and Customer’s data files have been delivered to Customer or such other processor designated by Customer, the parties shall continue to operate under the terms and conditions of this Agreement, including Customer’s obligation to make payments to CDS for fees for the Services (including the Minimum Monthly Fee for the Processing Services) under Section 5.1; provided, however, that upon the effective date of termination of this Agreement, Customer will cease to add new Terminals to the CDS system.

VII.CONFIDENTIALITY; INTELLECTUAL PROPERTY

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7.1Confidentiality Obligations.  “Confidential Information” means a party’s proprietary or confidential information designated in writing as such or that by nature of the circumstances surrounding the disclosure ought to, in good faith, be treated as proprietary or confidential, including the Services and any trade secrets contained therein.  Each party agrees that:  (a) during the course of its performance of this Agreement it may have access to or be provided with Confidential Information of the other party; (b) such Confidential Information shall remain the property of the other party, such Confidential Information is made available on a limited use basis solely in connection with this Agreement and such Confidential Information shall be disclosed only to authorized employees and agents; (c) it will advise its employees to whom such Confidential Information is disclosed of their obligations under this Agreement; (d) it will not sell, disclose or otherwise make available any such Confidential Information, in whole or in part, to any third party without the prior written consent of the other party; (e) it will not use such Confidential Information except pursuant to this Agreement; and (f) it will use the same degree of care it uses for its own confidential information, but in no case less than a reasonable degree of care, to prevent disclosure of such Confidential Information to any unauthorized person.  Furthermore, each party acknowledges and agrees that the existence of this Agreement (including any Exhibits attached hereto) and its terms and conditions shall be considered Confidential Information of the other party, which shall not be revealed to any third party without the express prior written consent of the other party except (x) as required by applicable securities laws or securities exchange rules (including requirements to file a copy of this Agreement (redacted to the extent reasonably permitted by applicable law) or to disclose information regarding the provisions hereof or performance hereunder) or (y) in confidence to legal counsel, accountants or other advisors, banks and financing sources or proposed acquiring parties.  Upon termination of this Agreement, all copies of Confidential Information shall be returned to the owner thereof upon request.  The restrictions under this Section shall not apply to information that:  (i) is or becomes publicly known through no wrongful act of the party receiving the such information; (ii) becomes known to a party without confidential or proprietary restriction from a source other than the disclosing party; or (iii) a party can show by written records was in its possession prior to disclosure by the other party.  If a party is legally compelled to disclose any Confidential Information of the other party, it will be entitled to do so provided it gives the other party prompt notice and cooperates in protecting against any such disclosure or obtaining a protective order narrowing the scope of such disclosure.

7.2Ownership of Inventions and Other Property.  All inventions and improvements, whether patentable or not, technical or other information, computer designs and materials, policies, processes, formulae, techniques, know-how and other knowledge, information, trade secrets, trade practices and/or facts relating to design, construction or implementation of the Services or related hardware or software (the “Inventions”) that CDS develops in connection with this Agreement and any and all amendments, modifications, derivative works, revisions, changes, customizations or other improvements thereto (whether made by CDS or a third party on its behalf) shall be the sole and exclusive property of CDS, provided however, that any Inventions that CDS develops (independently or jointly with Customer) at the direction of and exclusively for Customer as mutually agreed by the parties in writing shall be the sole and exclusive property of Customer.  All Inventions that Customer develops in connection with this Agreement and any and all amendments, modifications, derivative works, revisions, changes, customizations or other improvements thereto (whether made by Customer or a third party on its behalf) shall be the sole

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and exclusive property of Customer, including (a) any software and associated documentation or manuals provided or made available by Customer in connection with this Agreement and modifications or enhancements thereto (by whomever produced) or (b) any data, information, content, and other materials prepared by or transmitted by, to or for Customer or its merchants, customers or partners through the use of or by or through the Processing Services (including nonpublic personal information and other data generated in connection with processing transactions) (collectively, “Customer Property”).  In addition, Customer shall solely and exclusively own any Settlement receivables by or through the Processing Services originating from transactions at the Customer’s Terminals (it being understood that CDS shall not to assert any lien, claim or encumbrance or right of offset against any such Settlement receivables).  Each party agrees to execute and deliver any reasonable documents or instruments as may be necessary to memorialize and acknowledge the foregoing as may be requested by the other party from time to time.

7.3Software and Hardware.

(a)If CDS provides any software to Customer, CDS hereby grants to Customer a personal, non-exclusive, non-transferable license to use that software during the term of this Agreement solely in connection with the Services.

(b)Subject to the Service Levels availability and related obligations, CDS’s sole obligation with respect to any such software is to replace any defective software at no charge to Customer.  Any purchases of equipment (including Terminals) by Customer from CDS related to the delivery of the Services will be pursuant to separate purchase agreements for which such equipment would be delivered FOB CDS and carry with it the manufacturer’s warranty, if any.

7.4Gramm-Leach-Bliley Act.  The parties intend that this Agreement comply, if and to the extent necessary, with the applicable provisions of the Gramm-Leach-Bliley Act and any rules and regulations promulgated thereunder, as the same may be amended from time to time (the “Act”), and any other Applicable Laws relating to the privacy and security of personal information and Cardholder/Transaction data (together with the Act, “Data Laws”).  In connection with such compliance, with regard to any information that is provided to CDS by Customer under this Agreement, CDS is prohibited from disclosing or using such information in any manner which is, or would cause Customer to be, in violation of Data Laws protecting the confidentiality of nonpublic personal information.  Both parties agree to otherwise comply with Data Laws to the extent applicable to them in connection with this Agreement.  Without limiting the foregoing, CDS agrees that it shall:  (a) not disclose or use any nonpublic personal information except to the extent necessary to carry out its obligations under this Agreement and for no other purpose; (b) not disclose nonpublic personal information to any third party (including its third party service providers) without an agreement in writing from the third party to use or disclose such nonpublic personal information only to the extent necessary to carry out CDS’s obligations under this Agreement and for no other purposes; (c) maintain, and shall require all third parties receiving any nonpublic personal information pursuant to the immediately preceding clause to maintain, effective information security measures to protect nonpublic personal information from unauthorized disclosure or use; and (d) promptly provide Customer with information regarding any known failure of such security measures or any security breach related to nonpublic personal

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information and, thereafter, diligently keep Customer advised as to the status and process of such failure or security breach (including any claims arising therefrom) and cooperate with Customer as required by the circumstances arising therefrom (including by promptly providing information known by it that is reasonably requested by Customer with respect thereto).  Notwithstanding the foregoing or any other provision set forth herein, nothing herein prohibits CDS from responding to and/or disclosing nonpublic personal information or other Confidential Information in response to or in connection with a governmental inquiry or subpoena provided it gives Customer prompt notice thereof.

7.5Market Exclusivity.  During the term of this Agreement, and so long as Customer [****], CDS shall not, and shall cause its Affiliates not to, directly or indirectly, anywhere in the world market, sell, license or otherwise provide to any third party other than Customer:

(a)any product or service for use in processing Cash Access Transactions for the purpose of gaming or otherwise related to the gaming industry, whether land based, online or otherwise, except with respect to the following existing customers of CDS:  [****];

(b)any product or service for use in processing Cash Access Transactions for any purpose or otherwise related to any industry to the extent such product or service or any Invention, enhancement, feature or functionality thereof is developed by CDS at the request of Customer for Customer or any of its Affiliates; or

(c)divert or attempt to divert from Customer or any of its Affiliates any business of any kind in which it is engaged (including the solicitation of or interference with any of its suppliers or merchants, customers or partners).

“Cash Access Transactions” means any transaction involving the use of a financial instrument (including a check, ACH, credit card, ATM card, debit card, wallet transfer, virtual currency instrument, pre-paid access card or redeemable ticket) for the primary purpose of obtaining cash, cash equivalents or credit.

VIII.UNAUTHORIZED USE

Customer shall ensure that procedures are maintained that are reasonably designed to avoid an Unauthorized Use of the Terminals or Cards and the Services provided by CDS.  CDS shall have no liability, whether to Customer, to a Cardholder or to any other person, for any Unauthorized Use of any Terminal, any Card, any Network or the Services unless such liability is caused by the Unauthorized Use by CDS, its employees, agents or contractors.

IX.CDS WARRANTY; LIMITATION OF LIABILITY

9.1No Other Warranty.  CUSTOMER ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE SERVICES AND THE APPLICATION OF THE SERVICES TO ITS NEEDS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CDS MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE SERVICES WILL BE UNINTERRUPTED OR

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ERROR FREE, FROM A COURSE OF DEALING OR USAGE OR TRADE OR ARISING OTHERWISE BY LAW.

9.2Third Parties.  CDS shall have no liability to third parties (including for theft, vandalism, assault or any other misconduct of any person that occurs in the proximity of a Terminal or at a Site) arising out of the performance or non-performance of Services or the use or operation of the Terminals.

9.3[****]; Limitation of Liability.  [****].  The foregoing remedy and damage limitations are reasonable in light of all present and predictable circumstances, including the amount of fees charged by CDS under this Agreement and the possible amount of actual damages to Customer.  Each party acknowledges that it has read and understands such limitations, which serve as part of the consideration hereunder.

X.GENERAL INDEMNITIES

10.1Customer Indemnification.  Customer shall indemnify, defend and hold CDS harmless for, from and against any and all third party loss, damage, claim or expense (including reasonable attorneys’ fees and court costs) that CDS may incur, suffer or become liable for, directly or indirectly, arising from or related to:  (a) Customer’s breach of any of its representations, warranties, covenants or agreements under this Agreement; (b) fraud, intentional misconduct or negligence of Customer or its directors, officers, employees, agents, contractors or subcontractors; (c) use or operation of the Terminals; (d) any event that may occur in the proximity of a Terminal or at a Site (including theft, vandalism, or assault); (e) any Unauthorized Use of any Card; or (f) a claim that use of any Customer Property infringes or misappropriates any patent, copyright or trade secret of a third party, except to the extent that the alleged infringement or misappropriation is based upon:  (i) any modification of Customer Property by a person or entity other than Customer or any of its Affiliates; (ii) any use or combination of Customer Property with any service, software or equipment not supplied or approved in writing by Customer or any of its Affiliates; or (iii) any use of Customer Property not permitted by this Agreement.  If any allegation of infringement or misappropriation is made or Customer believes that such an allegation is likely, then Customer shall be entitled to demand CDS to immediately cease use of the applicable Customer Property and CDS shall so comply.

10.2CDS Indemnification.  CDS shall indemnify, defend and hold Customer harmless for, from and against any and all third party loss, damage, claim or expense (including reasonable attorneys’ fees and court costs) that Customer may incur, suffer or become liable for, directly or indirectly, arising from or related to:  (a) CDS’s breach of any of its representations, warranties, covenants or agreements under this Agreement; (b) fraud, intentional misconduct or negligence of CDS or its directors, officers, employees, agents, contractors or subcontractors; or (c) a claim that the use of a Service or related software or equipment infringes or misappropriates any patent, copyright or trade secret of a third party, except to the extent that the alleged infringement or misappropriation is based upon:  (i) any modification of a Service or to related software or equipment by a person or entity other than CDS or any of its Affiliates; (ii) any use or combination of a Service or related software or equipment with any service, software or equipment not supplied or approved in writing by CDS or any of its Affiliates; (iii) any use of a Service or related software

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or equipment not permitted by this Agreement; or (iv) products or processes developed pursuant to Customer’s direction, design or specification.  If any allegation of infringement or misappropriation is made or CDS believes that such an allegation is likely, then CDS may, at its option:  (A) procure the right for Customer to continue to use the applicable Service or related software or equipment; (B) replace the applicable Service or related software or equipment with a functionally-equivalent, non-infringing service; or (C) modify the applicable Service or related software or equipment to be non-infringing but otherwise functionally equivalent.

10.3Indemnification Procedures.  The indemnified party shall notify the indemnifying party within 10 days of receiving notice of any claim covered by this Section 10; provided, however, that the right of indemnification hereunder shall not be adversely affected by a failure to timely provide such notice unless, and only to the extent that, the indemnifying party is materially prejudiced thereby.  The indemnifying party may assume sole control of the defense of any such claim if (a) the indemnifying party acknowledges its obligation to indemnify the indemnified party for any losses resulting from such claim and (b) such claim does not seek to impose any liability on the indemnified party other than money damages, it being understood that the indemnified party may, at its own cost and expense, participate through its own counsel or otherwise in such defense.  The indemnifying party shall not settle any such claim without the indemnified party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement is solely for monetary damages for which the indemnified party is fully indemnified under this Agreement and does not result in or require any admission or other liability of the indemnified party.  If the indemnifying party does not assume full control over the defense of any such claim within 30 days of receiving notice from the indemnified party, then the indemnified party shall have the sole right to defend or settle such claim at the cost and expense of the indemnifying party in such manner as the indemnified party deems appropriate, it being understood that the indemnifying party may, at its own cost and expense, participate through its own counsel or otherwise in such defense.

XI.MISCELLANEOUS

11.1Regulatory Access; Records.  Each party agrees to provide reasonable access for audit purposes to any government agencies with jurisdiction over such party (including federal bank examiners and representatives of other federal and state regulatory agencies).  Without limiting the foregoing, if CDS is requested by any Gaming Authority to provide any information or obtain any approval from any Gaming Authority, then CDS shall provide all requested information and apply for and obtain all reasonably necessary approvals required or requested of CDS by such Gaming Authority, at the cost of Customer.  If CDS thereafter fails to provide such requested information or apply for and obtain such necessary approvals or if Customer or any of Customer’s Affiliates is directed to cease business with CDS by a Gaming Authority, then CDS shall exercise its best efforts, in good faith, to remedy such issues.  During the term of this Agreement and for 4 years thereafter (or such longer period as may be required by the Network Rules or any Applicable Law), CDS shall maintain complete and accurate records of and supporting documentation for the Settlements, Adjustments and the amounts billable to and payments made by Customer hereunder in accordance with generally accepted accounting principles applied on a consistent basis.

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11.2Insurance.  Each party agrees to obtain all insurance coverage that is required by Applicable Law in connection with the provision or use of the Services.  Without limiting the foregoing, CDS agrees to obtain and maintain throughout the term of this Agreement:  (a) insurance on its property for the replacement value of such property and to retain general liability insurance (including broad form contractual insurance), each in an amount not less than $[****] per occurrence and $[****] in the aggregate; (b) excess liability insurance in an amount not less than $[****] per occurrence or in the aggregate; (c) fidelity/crime insurance in an amount not less than $[****] per occurrence and $[****] in the aggregate; (d) errors and omissions insurance in an amount not less than $[****] per occurrence and $[****] in the aggregate; and (e) data breach and privacy insurance in an amount not less than $[****] per occurrence and $[****] in the aggregate.  The insurers for such insurance shall have an A.M. Best rating of A- or better or, if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency.  CDS shall furnish Customer, prior to commencing the Services under this Agreement and at any time upon Customer’s request, with certificate(s) of insurance (in form and substance reasonably satisfactory to Customer) evidencing such coverage and CDS shall notify Customer at least 30 days prior to any cancellation or material change in coverage.  Upon any cancellation of any insurance required hereby, and prior to the effective date thereof, CDS shall provide Customer with certificate(s) regarding any replacement insurance.  The property, general liability, excess liability policies to be obtained and maintained hereunder shall be endorsed to provide that such policies provide primary coverage on all claims arising from or in connection with the Services performed for or on behalf of Customer.

11.3Force Majeure.  Neither party shall be in default of this Agreement or liable for any loss or damage of any kind resulting from any delay or failure to perform its responsibilities under this Agreement (other than an obligation to pay money) due to causes beyond its reasonable control, including acts of God, weather conditions, wars, embargos, fires, riots, failures or fluctuations in electrical power or other similar events; provided, however, that such party gives the other party prompt written notice of such delay or failure and uses commercially reasonable efforts to limit the impact and duration of such delay or failure.  Notwithstanding the foregoing, the foregoing shall not apply with respect to CDS’s failure to comply with its obligations under Section 11.12 or to perform any other duties or obligations resulting from a failure to comply with Section 11.12.

11.4Binding Effect; Assignment.  This Agreement is binding on the parties hereto and their respective successors and permitted assigns.  Neither party may assign, delegate or subcontract this Agreement, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed (except, in the case of a Critical Change of Control Transaction, which shall be deemed an assignment by CDS for purposes of this sentence, the prior written consent of Customer shall be in its sole and absolute discretion); provided, however, that Customer may, without such consent of CDS, assign all of its rights and obligations hereunder to a purchaser of all or substantially all of its assets or direct or indirect successor entity of such party (whether by merger, stock or asset purchase, business combination, consolidation restructuring, exchange offer or otherwise).

11.5Construction.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, then the validity, legality or enforceability of the remainder of this Agreement shall

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not in any way be affected.  Neither party shall be deemed the agent, partner or coventurer of the other by reason of this Agreement or Customer’s use of the Services.  The failure of either party to enforce at any time any provision of this Agreement or to exercise any right provided herein shall not in any way be construed to be a waiver of the provision or right and shall not in any way affect the validity of this Agreement or limit, prevent or impair the right of either party to subsequently enforce the provision or exercise the right.  This Agreement has been negotiated by the parties and by their respective counsel and, as such, this Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor or against any party.  The use of the words “include,” “includes” and “including” followed by one or more examples is intended to be illustrative and does not limit the scope of the description or term for which the examples are provided.

11.6Governing Law.  This Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Except as otherwise provided in this Agreement, any action or proceeding arising out of or relating to this Agreement shall be brought in the U.S. federal courts within the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Process in any action or proceeding referred to in the first sentence of this Section 11.6 may be served on any party anywhere in the world, including by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.10.

11.7Disputes.

(a)The parties shall attempt to settle any dispute, controversy or claim arising out of this Agreement through consultation and negotiation in good faith and a spirit of cooperation.  In the event that any dispute arises between the parties in connection with any subject matter of this Agreement, the dispute shall be referred to a senior-level representative of each party (as identified in Section 5.4 if such dispute relates to a Billing Dispute Notice), who shall promptly confer and endeavor to resolve the dispute.  In the event such individuals are unable to resolve such dispute within 10 days, then the dispute shall be deemed an unresolved dispute and either party may commence any action at law or in equity in a court of competent jurisdiction.

(b)Notwithstanding Section 11.7(a), either party, without delay, may commence any action at law or in equity in a court of competent jurisdiction if relief from a court is necessary to prevent serious and irreparable injury to that party (including the enforcement of the parties’ respective obligations under this Agreement with respect to intellectual property or confidentiality).  The prevailing party in any such action shall be entitled to collect from the other party all costs and fees incurred by such prevailing party in connection with such action (including court fees, travel expenses, out-of-pocket expenses such as copying, telephone and facsimile charges, witness fees and reasonable attorneys’ fees).

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11.8Entire Agreement.  This Agreement (including all exhibits attached hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all existing agreements and all other communications, written or oral.  This Agreement may not be released, discharged or modified in any manner except in writing signed by both parties.  No purchase order or other form of either party shall modify, supersede, add to or in any way vary the terms of this Agreement.

11.9Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one in the same agreement.

11.10Notice.  Any notice required or permitted hereunder shall be in writing and may be given by personal service, reputable overnight courier or the United States mail, first class postage prepaid, to the address of the party receiving notice as it appears on the signature page hereto, as such address may be changed through like written notice to the other party.

11.11PCI Compliance.

(a)Notwithstanding anything in this Agreement to the contrary, the parties shall each:  (i) comply with and adhere to the payment card industry data security standard (“PCI-DSS”) in effect from time to time; (ii) comply with and adhere to the payment application data security standard (“PA-DSS”) in effect from time to time; (iii) implement and maintain appropriate measures to comply with PCI-DSS and PA-DSS; and (iv) to the extent required by any applicable third parties, such party shall require its vendors and suppliers to comply with PCI-DSS and PA-DSS.  In the event a payment card industry (“PCI”) representative or PCI authorized third-party seeks to conduct a security audit or review of a party at any time (including after an alleged or actual security intrusion) for the purpose of validating such party’s status, effectiveness or compliance with the PCI-DSS or PA-DSS, such party shall cooperate with such audit or review.  Each party shall immediately notify the other party in the event it has suffered any data breach or other similar system intrusion.

(b)Without limiting the foregoing, CDS shall use commercially reasonable (but no less than industry standard) security measures for its computer systems and physical facilities designed to safeguard against (i) the unauthorized destruction, loss, alteration of or access to Customer’s Confidential Information and Customer’s data file, whether such information is at or on CDS’s systems or facilities or in transit, and (ii) the Services being provided to Customer hereunder being adversely affected or interrupted in any manner.  During the term of this Agreement on an annual basis (and prior to the completion of Customer’s fiscal year), or as otherwise required by a Network or a Sponsoring Bank, CDS shall (x) have an accredited accounting firm conduct a “SSAE16 SOC 2” audit in accordance with the Statement of Auditing Standards developed by the American Institute of Certified Public Accountants and have such accounting firm issue a Service Auditor’s Report (or substantially similar report in the event the SSAE16 SOC 2 auditing standard and/or a Service Auditors Report are no longer an industry standard), which shall cover, at a minimum, security policies and procedures and controls (including system security and physical security), and (y) have an accredited and certified auditor reasonably acceptable to Customer conduct a TR-39 audit.  CDS shall provide Customer and its

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independent auditors with a copy of such SSAE16 SOC 2 and TR-39 audit reports promptly upon the completion thereof along with any additional information requested by Customer to the extent such information is required for Customer to remain in compliance with the Sarbanes Oxley Act of 2002 and any regulations promulgated thereunder (including, without limitation, a “bring down” letter from the accounting firm that performed the Service Auditor’s Report confirming that there have been no material changes to the Services Auditor’s Report .If Customer reasonably believes that CDS may breach or has breached its obligations under this Section 11.1 or if the SSAE16 SOC 2 or TR-39 audit reports identify any issues or non-compliance (including risks to CDS’s computer systems and/or physical facilities that could result in the unauthorized destruction, loss, alteration of or access to Customer’s Confidential Information or Customer’s data file or the Services otherwise being materially and adversely affected), then a senior technology executive of CDS shall promptly meet with a representative of Customer to discuss the matter and CDS shall promptly take all reasonable and appropriate action to address the matter to cure such issues or non-compliance and otherwise reduce the risk to Customer’s Confidential Information, Customer’s data file and the Services.

(c)CDS shall conduct background checks and maintain records on all employees or contractors who may have access to any of Customer’s Confidential Information or Customer’s data file or who will otherwise be performing services contemplated by this Agreement.  Individuals who have been convicted of a crime involving dishonesty, breach of trust, or money laundering are prohibited from having any such access and otherwise providing services to Customer unless Customer has expressly granted permission in writing.  CDS shall use commercially reasonable efforts to determine whether its employees or contractors who may have access to any of Customer’s Confidential Information or Customer’s data file or who will otherwise perform services have been convicted of any such crime or if charges for such offenses are pending or if the individual has entered into a pretrial diversion program or has been granted a deferred entry of judgment with respect thereto.  If CDS learns of such circumstances with respect to any such employee or contractor, CDS shall notify Customer in writing prior to the use of such employee or contractor in connection with this Agreement to the extent permitted by applicable law.  If CDS becomes aware of such circumstances after any such employee or contractor gains such access or begins performing hereunder, CDS shall so notify Customer as soon as reasonably possible under the circumstances upon obtaining knowledge thereof to the extent permitted by applicable law.  Upon receiving such notice, Customer shall determine, in its sole discretion, whether to allow the applicable employee or contractor to continue to have such access or perform hereunder.

11.12Business Continuity.

(a)CDS has created and shall maintain and comply with a comprehensive disaster recovery plan (“Disaster Recovery Plan”) and comprehensive business continuity plan (the “Business Continuity Plan” and, together with the Disaster Recovery Plan, the “DR/BC Plans”) through which it will be able to perform its obligations under this Agreement with minimal disruptions or delays.  CDS represents and warrants that the Disaster Recovery Plan requires CDS to maintain fully redundant processing centers at a minimum of [****] separate locations and an additional/third secured data storage facility with full backups of all data relating to this Agreement.  CDS shall (x) provide a reasonably detailed summary of its DR/BC Plans, backup

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capabilities and redundant processing facilities to Customer on the date of this Agreement and again each time a material change is made and (y) provide Customer with access, from time to time upon written request, to a complete copy of its DR/BC Plans and proof of backup capabilities and redundant processing facilities for review by Customer.

(b)CDS shall fully and successfully exercise all aspects of the DR/BC Plans at least annually in a live production environment.  CDS shall immediately identify to Customer any deficiencies found in the applicable plan or its execution and remediate such deficiencies within [****] thereof.

(c)CDS shall revise the DR/BC Plans to reflect changes in its environment and infrastructure and as necessary to meet or exceed regulatory agency contingency planning requirements.  CDS shall notify Customer of any material change that it wishes to make to a DR/BC Plan and not make any change that will degrade the quality of the DR/BC Plans.

(d)CDS shall notify Customer as soon as reasonably possible under the circumstances after the occurrence of any event that materially effects or could materially affect any component of the Services or that otherwise warrants execution of either of the DR/BC Plans (a “Plan Event”) and shall immediately execute the DR/BC Plans in response to a Plan Event.  CDS shall provide Customer with regular updates during a Plan Event and the recovery process and a means of communication whereby Customer can receive regular updates and monitor progress as information becomes available.

11.13Right of First Refusal; Right of Notice.

(a)CDS shall provide Customer with prompt (and in any event within [****]) notice of the receipt by CDS of any bona fide proposal that CDS intends to pursue that would result in a Critical Change of Control Transaction (each such bona fide proposal, a “Critical Offer”).  Such notice to Customer of a Critical Offer (a “Critical Offer Notice”) shall include [****].

(b)[****].

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed by their undersigned representatives, thereunto duly authorized.

GLOBAL CASH ACCESS, INC.		COLUMBUS DATA SERVICES, LLC

By:	/s/ David Lopez	By:	/s/ Joseph C. Canizaro
Name:	David Lopez	Name:	Joseph C. Canizaro
Title:	CEO	Title:	Manager

Address For Notice Purposes:		Address For Notice Purposes:

Global Cash Access, Inc.		Columbus Data Services, LLC
7250 S. Tenaya Way, Suite 100		5220 Spring Valley Road, Suite 300
Las Vegas, NV 89120		Dallas, TX 75254
Phone: (702) 855-3000		Phone: (214) 242-0650
Fax: (702) 262-5039		Fax:
Attn: General Counsel		Attn: Chief Executive Officer

AND

Joe Canizaro
Manager
Columbus Data Services, LLC
909 Poydras Street, Suite 1700
New Orleans, LA 70112
Joe Canizaro

LIST OF EXHIBIT’S

Exhibit ADefinitions

Exhibit BPricing Schedule

Exhibit CService Level Agreement

Exhibit DBusiness Requirements Document

Exhibit EAdditional Requirements, Duties, and Obligations

ATTACHMENTS

1.ACH Authorization Form

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EXHIBIT A

DEFINITIONS

“ACH Authorization” means an authorization signed by Customer authorizing CDS to debit or credit the applicable Account for Settlement and Adjustments and any Fees due CDS.

“Account” means a deposit account maintained by Customer with a clearing institution acceptable to CDS to facilitate the Settlement of monetary Transactions and the payment of all Fees and other amounts due hereunder.

“Adjustment” means an electronic credit or debit initiated by CDS for the purpose of (a) correcting Network errors, (b) correcting inaccurate records of monetary Transactions, (c) correcting Settlement errors or (d) settling a disputed monetary Transaction.

“Affiliate” means, with respect to a specified person or entity, any person or entity that directly or indirectly controls, is controlled by or is under common control with the specified person or entity.  A person or entity shall be deemed to control another person or entity if such first person or entity has the power to direct or cause the direction of the management and policies of such other person or entity, whether through ownership of voting securities, by contract or otherwise.

“Applicable Law” means any applicable federal, state or local laws, rules or ordinances then in effect.

“Card” means any Network debit or credit card (or other card equivalent) issued by a financial institution associated with a deposit account at the issuing financial institution and used by a cardholder to obtain cash or pay for goods and services.

“Cardholder” means any person issued a Card by a financial institution.

“Fees” means the fees charged by CDS to Customer for the Services provided pursuant to this Agreement.

“Network” means an organization to which CDS has access that operates computer hardware and software and telecommunications facilities in order to transmit electronic messages and settle electronic funds transfers between its members.

“Network Rules” means the operating rules and procedures of each applicable Network as adopted by such Network’s board of directors or equivalent body, as amended from time to time, including all exhibits and addenda thereto.

“Scope of Work” means a document listing the written specifications, functionality, designs, plans, time frames, benchmarks, actual or estimated costs and other requirements of Customer for software development and/or support by CDS.

“Services” means the Processing Services, the Other Services, the Conversion Services and the Deconversion Services.

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“Settlement” means the crediting of an Account (or a third party deposit account designated in writing by Customer with a clearing institution acceptable to CDS for settlement) with the settlement amount, interchange income, surcharge income or the like arising out of Transactions.

“Sites” means the locations at which Customer has sold to or placed (or sells to or places) Terminals for which CDS provides Services in accordance with this Agreement, whether physical or electronic locations.

“Sponsoring Bank” means the bank that sponsors a Terminal on behalf of Customer pursuant to the applicable Network Rules.

“Tombstone” means an unattended point-of-sale device deployed by Customer within the gaming cash access environment that connects to the CDS platform to deliver debit card and credit card quasi cash advances and point-of-sale debit transactions for authorization.  The word is an industry specific description of the physical appearance of the device as deployed.

“Transaction” means any function that (a) can be initiated at the Terminal, (b) is processed by CDS and (c) complies with the Network Rules and all Applicable Laws.  For the avoidance of doubt but without limitation, Transaction includes any function initiated at a Virtual Terminal where the Cardholder does not physically present his or her Card, which is commonly known as a “card-not-present transaction” within the industry.

“Unauthorized Use” means (a) with respect to credit cards, the same meaning as such term has under Federal Reserve Board Regulation Z, 12 C.F.R. 226.12(b)(1), footnote 22, and the commentary thereto and (b) with respect to debit cards, the same meaning as “unauthorized electronic fund transfer” under Federal Reserve Board Regulation E, 12 C.F.R. 205.2(1) and the commentary thereto.

“Virtual Terminal” means any e-commerce platform or other software application that may be accessed by a computer, smartphone or other similar machine or device running a web browser or other similar software application (rather than using dedicated hardware such as an automated teller machine or a point-of-sale terminal) that meets applicable Network requirements and is capable of initiating and performing a Transaction.

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Exhibit B

Pricing Schedule

1.Initial Program Implementation Fee

Initial Program Implementation Fee:	$[****]

Implementation Fee to be invoiced as follows:  [****]

2.Transaction Processing Fees; Services Fees; Other Fees

The Fees in Section A and Section C will apply prior to March 1, 2015 unless Financial Transaction volumes exceed [****] per month, in which case the Fees in Section B and Section C will apply for such month.  For the avoidance of doubt, the Transaction Processing Fees set forth in Section A are considered to include appropriate compensation to cover the “Service Fees” set forth in Section B (e.g., the Switch Access Fee, Terminal Driving Fee, and Per User Webtools Access Fee) and such Service Fees are not to be billed separately until the Fees in Section B and Section C are applied pursuant to the first sentence of this paragraph.

SECTION A

Transaction Processing Fees

Transaction Type	Monthly Volume	Rate Per Transaction
Financial Transaction	[****]	$[****]
	[****]	[****].
iGaming / eCommerce Transaction	[****]	$[****]

SECTION B

Transaction Processing Fees

Transaction Type	Monthly Volume Tier*	Rate Per Transaction
Financial Transaction	[****]	$[****]
	[****]	$[****]
	[****]	$[****]
iGaming / eCommerce Transaction	[****]	$[****]
Minimum Monthly Fee	$[****]

*All transactions charged at the applicable tiered rate (fill a tier)

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Service Fees

Fee Description	Fee
Switch Access Fee	$[****]
Terminal Driving Fee	$[****]
Per User Webtools Access Fee	$[****]
(First 20 Users will be included in the Switch Access Fee)

Adjustment/Chargeback Filing – Network Fees	[****]

Section C

Optional Fees (charged only upon request for service by Customer)

Fee Description	Fee
Automated Monitoring & Dispatch Services	$[****]
New Site Setup (Standard Setup)	$[****]
Software Development	$[****]
Testing Services	$[****]
Implementation Fees	[****]
Sponsorship Fees	[****]
Shipping	[****]
Adjustment/Chargeback Filing – CDS Fees	$[****]

NOTES

1.	Customer will be responsible for all communication connections between Customer Terminals and CDS sites.

2.

All network application and annual fees for sponsorship are the responsibility of the Customer.  Customer’s financial sponsor must verify that Customer is registered with the networks in which the Customer participates and notify networks that Customer utilizes CDS as a processor before terminals may be activated at CDS.

3.	Customer is responsible for all Travel and Expenses where CDS is required to attend customer sites at Customer’s request.

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Service Descriptions

Transaction Processing

Transaction processing fees paid for the receipt, processing and routing of a financial transaction request processed within the CDS environment.  The fee also includes settlement, fund distribution, reporting, and archiving of the transaction in a secure and compliant manner.

Switch Access

Switch Access provides base access for use of services developed for the provision of transaction processing.  This includes access to web services designed to accept and respond to transaction requests from various Customer owned systems and sources, and required access to payments networks (MasterCard, Pulse etc.).  Switch Access includes the provision of test system access and authorization such that Customer may connect various Customer owned test systems for the purpose of pre-production testing and evaluation.

Terminal Driving

Terminal driving fees pay for the connection, management and handling of state driven or open architecture ATMs or Kiosks.  The fee includes the overall management of the load image, inclusive of screens, states, timers required for the proper functionality of the device.  Basic device monitoring is included in the terminal driving fee.  Basic monitoring provides event monitoring tools (Webtools) and the capability to deliver alerts to endpoints defined by the Customer.  In, addition, CDS provides minor load image changes inclusive of screen changes, minor flow or functionality modifications as part of the base terminal driving fee.  Additions or modifications to the overall terminal estate (adding or removing ATMs to existing sites) are included in the terminal driving fee.

Webtools User Access

Webtools User Access provides a named user account with access to the Webtools and the required functions granted to the user within their security profile.  Functions are defined by CDS or a Customer representative who has been granted the appropriate authorization level by Customer.

Adjustment Chargeback Filing

CDS will invoice a CDS Adjustment or Chargeback filing fee if a Customer elects to have CDS collect the required documentation and file on their behalf.  Customers who perform their own documentation and dispute management will only be responsible for fees levied by the networks.

Automated Monitoring & Dispatch Services

Automated Monitoring & Dispatch (AMD) services include all services described in Terminal Driving.  Additionally, all terminals will be monitored directly by CDS with automated dispatch to first and second line maintenance providers as defined by the Customer.  Availability and dispatch event reporting are included.  Automated Monitoring and Dispatch services are available to ATM portfolios with 100 or more terminals.  The AMD service fees are inclusive of the base Terminal Driving fee, Customer will pay only the AMD fee if the service is elected.

New Site Setup

A New Site Setup is required where a new top level entity is required for distinct management, reporting, settlement of maintenance of an associated group of terminals.  This may include specific reporting delivery, customization of alert distribution or settlement funds delivery.  A site in this instance is better considered as a logical grouping of terminals rather than a physical location.

Sponsorship Fees

Sponsorship fees are applicable if Customer elects to discontinue being a registered/sponsored ISO and elects to have

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CDS become the ISO and obtain sponsorship for Customer’s terminals.

Software Development

CDS charges for software development at an hourly rate for minor customizations.  Larger scale projects may be quoted through a scope of work document with fixed or time and materials based pricing, as mutually agreed upon with the Customer.

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Exhibit C

Service Levels

Service Level:  Transaction Processing

Service	Measurement	Target	Comments
Switch Availability (Defined as the ability for the platform to receive, route and authorize transactions)	•[****]	[****]	•[****]

In the event CDS fails to achieve the Switch Availability target during any SLA Period, Customer shall be entitled to receive a Service Level Reimbursement as follows:

•	for Switch Availability of less than [****]% but equal to or greater than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%;

•	for Switch Availability of less than [****]% but equal to or greater than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%;

•	for Switch Availability of less than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%.

If CDS fails to attain Switch Availability monthly average of [****]% during [****] consecutive months, [****] months in any rolling [****] period or [****] months in any rolling [****] period, Customer may subsequently either (in Customer’s sole discretion) (i) terminate the Agreement with [****] advance written notice and without penalty or (ii) terminate the obligation to pay [****].

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Service Level:  Device Driver Availability - Terminal Availability

Service	Measurement	Target	Comments
Terminal Device Driver (Defined as the terminal driver that receives and routes transactions)	•[****]	[****]	•[****]

In the event CDS fails to achieve the Terminal Device Driver availability target during any SLA Period, Customer shall be entitled to receive a Service Level Reimbursement as follows:

•	for Terminal Device Driver availability of less than [****]% but equal to or greater than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%;

•	for Terminal Device Driver availability of less than [****]% but equal to or greater than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%;

•	for Terminal Device Driver availability of less than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%.

•	Device driver availability reimbursements are applicable only in cases where greater than [****]% of the GCA device portfolio is impacted as a result of the failure or service degradation.

If CDS fails to attain Terminal Device Driver availability monthly average of [****]% during [****] consecutive months, [****] months in any rolling [****] period or [****] in any rolling [****] period, Customer may subsequently either (in Customer’s sole discretion) (i) terminate the Agreement with [****] advance written notice and without penalty or (ii) terminate the obligation to pay [****].

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Service Levels:  Web Services

(This includes real time transaction feed)

Service	Measurement	Target	Comments
Availability of Web Services	•[****]	[****]	•[****]

In the event CDS fails to achieve the Web Services Availability target during any SLA Period, Customer shall be entitled to receive a Service Level Reimbursement as follows:

•	for Web Services Availability of less than [****]% but equal to or greater than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%;

•	for Web Services Availability of less than [****]% but equal to or greater than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%;

•	for Web Services Availability of less than [****]%, Customer shall be entitled to a reimbursement credit on the following month’s invoice of [****]%.

If CDS fails to attain Web Services Availability monthly average of [****]% during [****] consecutive months, [****] months in any rolling 6- month period or [****] in any rolling [****] period, Customer may either (in Customer’s sole discretion) (i) terminate the Agreement with [****] advance written notice and without penalty or (ii) terminate the obligation to pay [****].

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Service Levels:  Tools Category

Service	Measurement	Target	Comments
Web Tools Availability	•[****]	[****]	•[****]

In the event of a service level issue that prevents access to WebTools, CDS will notify GCA in advance with updated availability timeframes as information becomes available. Furthermore, in the event of file delivery delays or errors;

oMore than [****] times in a calendar month

▪	An invoice credit of the greater of; [****] or [****]

▪	An incident report and action plan for remediation if required will be delivered to GCA within [****] business days

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Service Levels:  Batch File & Report Delivery

Service	Measurement	Target	Comments
Batch File and Network Report Availability	•[****]	[****]	•[****]

In the event of a service level issue that causes a delay in delivering files to GCA, CDS will notify GCA in advance with updated delivery timeframes as information becomes available. Furthermore, in the event of file delivery delays or errors;

•When a file/report is delayed and is within CDS’s system or control;

oMore than [****] times in a calendar month

▪	An invoice credit of $[****] will be applied to the next GCA invoice

▪	An incident report and action plan for remediation if required will be delivered to GCA within [****] business days

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1.	SERVICE LEVEL REIMBURSEMENTS

Service Level Reimbursements/Commitments and right to termination are effective as of the Trigger Date.

Service Level Reimbursements are based on the Processing Fees paid (or payable).  Service Level Reimbursements will be credited by CDS to Customer on the month’s invoice following the month of the missed Service Level.

Service Level Reimbursements shall not be due or payable by CDS as a direct result of an event or incident involving Customer’s own technology environment or systems.

In the event of a system or facility issue that causes CDS to miss service levels in multiple categories as a result of a single or multiple demonstrably linked events, reimbursement will be limited to the single service category with the greatest required reimbursement amount.

2.	RETURN TO SERVICE COMMITMENTS

Severity Level and Return to Service (RTS) SLA

Severity Level	Description	Response Timeframe
Severity 1

A failure of one or more components of a the service implemented as part of a production environment that (a) is resulting in the complete failure of the affected components such that the affected components are unusable by end users, Customer (i.e., resulting in downtime for the affected components) and/or (b) is causing a business-critical Customer system to be non-operational (i.e., resulting in downtime for the affected system).

CDS will initially respond (i.e., commence the process of developing knowledge of the Error or other situation and communicating with Customer regarding the Resolution) immediately after identifying the problem or receipt of the Support Request and will dedicate resources to the issue until resolved. CDS will provide Customer with an Interim Resolution within [****] hours after such problem has been successfully reproduced by CDS and verified to be caused by a failure of one or more components of a Switch. CDS will use commercially reasonable efforts to duplicate and verify such issue as soon as possible. CDS will provide Customer with a Final Resolution within [****] thereafter. CDS will devote a sufficient amount

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of qualified personnel and resources in order to persistently and diligently work on the Resolution of each Severity 1 Error.
Severity 2

A failure of one or more components of the service implemented as part of a production environment that (a) is affecting significant functionality of the affected components and/or preventing end users from successfully completing transactions using a the service without resulting in downtime for the affected components and/or (b) is causing a significant impact to a Customer system without resulting in downtime for such system.

CDS will initially respond (i.e., commence the process of developing knowledge of the Error or other situation and communicating with Customer regarding the Resolution) immediately after identifying the problem or after receipt of the Support Request. CDS will use commercially reasonable efforts to duplicate and verify such issue as soon as possible. CDS will provide Customer with an Interim Resolution within [****] hours after such problem has been successfully reproduced by GCA and verified to be caused by a failure of one or more components of the Services. GCA will provide Customer with a Final Resolution within [****] month thereafter.

Severity 3	All other failures of one or more components of a the Service implemented as part of a production environment.

CDS will initially respond (i.e., commence the process of developing knowledge of the Error or other situation and communicating with Customer regarding the Resolution) within [****] after receipt of the Support Request. CDS will include the failure in CDS’s standard error-review cycle in order to address and fix the failure in a future update or upgrade, if any.

Severity 4	All other failures of one or more components of a the Services implemented in any test or development environment, as well as clarification or correction of any GCA Documentation.	CDS will use commercially reasonable efforts to resolve Severity 4 [****] in accordance with a schedule reasonably agreed to by the Parties.

“Interim Resolution” means a temporary correction of an Error (which may include a reasonable workaround).  “Final Resolution” means a permanent repair, correction of or workaround for an Error so that a Lottery Client, Customer and Authorized Players can

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continue to use a Switch as contemplated by the Agreement.

“Resolve” or “Resolution” means a CDS-provided Interim Resolution, where applicable, and Final Resolution for an Error.

Service	Measurement	Target	Comments
RTS (Return to Service)	•RTS is measured from the time a Major Incident (MI) is identified until the time a Resolution or Interim Resolution is in place.	CDS will ensure that Return to Service for all MI’s (major incidents) is less than or equal to an aggregate [****] on a monthly basis.	•Non-Critical Service Level •Major Incident is either a Severity 1 or 2

•In the even the RTS SLA is missed an SLA Penalty of $[****] will be assessed

•This SLA measure will be started [****] after the Trigger Date.

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EXHIBIT D

BUSINESS REQUIREMENTS DOCUMENT

Note:  A final version of this Exhibit “D” shall be agreed upon by the parties no later than two (2) weeks after the date of the Agreement.

OTHER SERVICES

1.Terminal Driving

a.Customer will provide CDS with functional specifications in order for CDS to test and certify each terminal type to the transaction set specified by Customer.

b.Customer will provide, at Customer’s expense, CDS with a physical test unit for each terminal type used by Customer.  These test units will reside in the CDS ATM test lab during the term of this Agreement and will be returned to Customer, at Customer’s expense, at the termination of the Agreement.  The test units are and will remain the property of Customer.

c.Customer will provide CDS with the following interface specifications:

i.ATM 912 load set and specification

ii.FSK specification

iii.Pangaea interface specification

iv.NRT Kiosk specification

v.Macau/Jetco/CUP specification

d.CDS will develop ATM and FSK load sets to perform the terminal functions providing the same functionality as is deployed today.

e.CDS will, from time to time and as mutually agreed to and documented in a Scope of Work, develop or enable additional functionality for Customer terminals.

f.CDS will develop functionality to drive existing terminal functionality on the NRT Kiosks based on specifications provided by Customer.

g.CDS will develop an interface to support functionality currently deployed on the “Tombstone” terminals based on specifications provided by Customer.

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h.CDS will support differential surcharging and surcharge waiver based on specifications provided by Customer.

i.CDS will support EMV for connections to or in support of the Peoples Bank of China and Macau.

j.CDS will support bill mix at the terminals based on denominations and parameters set by Customer.

2.Webtools Enhancements

CDS will develop or provide specific enhancements to CDS’s webtools product for Customer as follows:

a.Specific Customer user security requirements specified by Customer including the ability of for Customer’s clients have different password complexity and password expiration requirements, provided the requirements meet or exceed applicable rules.

b.Enhanced support for automated trouble ticket creation, escalation, and closure functions as specified by Customer.

c.Terminal affiliation grouping and permissions hierarchy by terminal and by property/location.

d.Personalized or branded webtools screens by property/location.

e.Self-exclusion registration, within webtools or as a separate web based product as specified by Customer, for casino patrons who want to limit their access to gaming cash at the terminals, kiosks, or other cash access devices operated by Customer at casino locations serviced under this Agreement.

f.BIN blocking requests support through webtools.

3.Dynamic Currency Conversion (“DCC”)

CDS will support DCC for MasterCard international card transactions acquired at Customer terminals which are DCC enabled.

4.Retrieval System

CDS will work collaboratively with Customer to develop and support a “Retrieval System” whereby information from cash advance transactions and other such transaction types that require completion at the casino cage will be stored in the CDS environment for access and retrieval by Customer’s casino cage application used by the casino cage.  The Retrieval System will initially support:

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a.Storage of any authorized transaction that requires completion at the casino cage.

b.A time based auto void of any authorized transaction that is not retrieved at the casino cage.

Customer and CDS will discuss and architecture future Retrieval System support, to be mutually agreed upon and documented in a Scope of Work, to support the following functionality:

a.Potential storage of casino patron information if requested by Customer.

b.Potential store and forward functionality to update Customer with casino patron information sent to CDS by the casino cage application.

c.Links to Customer/BHMI core systems for the provision of real time casino patron and transaction information.

5.Additional Web Services

Based on specifications from Customer, to be mutually agreed upon and documented in a Scope of Work, CDS will develop and support a suite of web based services to support transaction and information requests from the casino cage application and Customer’s call center to support the following:

a.The ability of the casino cage application and/or Customer’s call center to submit cash advance transaction requests for authorization.

b.The ability of the casino cage application and/or Customer’s call center to submit cash advance transaction void requests as necessary.

c.The ability of the casino cage application and/or Customer’s call center to query and receive information from the Retrieval System.

d.The ability for Customer to manage all user access permissions and limits.

CONVERSION SERVICES

[BE SURE TO INSERT CONVERSION TASKS AND REQUIREMENTS HERE].

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Project Deliverables

The project deliverables encompass the full scope of work for the project.  Successful delivery is highly dependent on strong collaboration, communication, coordination, and teamwork between the GCA and CDS teams.  CDS will be delivering to GCA the following products and services during the life of the project;

Payments Processing

CDS  will provide a payments processing solution that allows GCA to leverage CDS’ expertise in terminal management while also delivering a  transaction gateway that GCA can utilize  to  route any acquired  transaction through.

Terminal Processing

CDS  will complete the following terminal management deliverables;

1.Provide  processing services for GCA’s ATMs running Wincor Proflex; including  testing, certification, and configuration

a.CDS will certify and  test GCA provide Test  ATM unit. ATM to  be sent  to CDS’s Dallas office.

b.GCA will train CDS staff  on use of ATM.

c.GCA  to provide Proflex specifications including key  buffers, screen updates, response states, transaction sets, etc. as required for use in ATM and 3 in 1 transaction sets.

d.Create a load set per GCA Wincor Proflex specifications (including key  buffers, transaction types, screen formats, response to state number, format of surcharge)

e.CDS will support the following transaction at the  ATM: Balance Inquiry,  Account Transfers, Withdrawals, Pinned Quasi Cash and Pinless Quasi Cash

f.Support  bill mix functionality

2.Processing services for GCA’s Full Service Kiosks including  testing, certification, and configuration

a.CDS will certify and  test GCA provide Test  ATM unit. ATM to  be sent  to CDS’s Dallas office.

b.GCA will train CDS staff  on use of ATM.

c.GCA  to provide Proflex specifications including key  buffers, screen updates, response states, transaction sets, etc. as required for use in ATM and 3 in 1 transaction sets.

d.Create a load set per GCA Wincor Proflex specifications (including key  buffers, transaction types, screen formats, response to state number, format of surcharge)CDS  will support the following transaction at the  ATM: Balance

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Inquiry,  Account  Transfers, Withdrawals, Pinned Quasi Cash and Pinless Quasi Cash

e.CDS will support the following transaction at the  ATM: Balance Inquiry,  Account Transfers, Withdrawals, Pinned Quasi Cash and Pinless Quasi Cash

f.Support  bill mix functionality

3.Processing services for GCA’s NRT devices including  testing, certification, and configuration

a.CDS will certify and  test GCA provide Test  ATM unit. ATM to  be sent  to CDS’s Dallas office.

b.GCA will train CDS staff  on use of ATM.

c.NRT devices will use standard Triton Format to process with CDS.

d.3 in 1  rollover functionality will be supported  by NRT, not CDS.

e.CDS will support the following transaction at the  ATM: Balance Inquiry,  Account Transfers, Withdrawals, Pinned Quasi Cash and Pinless Quasi Cash

4.Processing services for GCA’s Glory devices including  testing, certification, and configuration

a.CDS will certify and  test GCA provide Test  ATM unit. ATM to  be sent  to CDS’s Dallas office.

b.GCA will train CDS staff  on use of ATM.

c.Glory  devices will use standard Triton Format to process with CDS.

d.3 in 1  rollover functionality will be supported  by Glory,  not CDS.

e.CDS will support the following transaction at the  ATM: Balance Inquiry,  Account Transfers, Withdrawals, Pinned Quasi Cash and Pinless Quasi Cash

5.Provide connections/gatways to appropriate sponsored financial networks for GCA

a.Work with sponsor bank to prepare network  paperwork for enrolling GCA in the networks. Complete paperwork for GCA settlement of funds.

b.Coordinate exception processing set-up for GCA with  networks

c.ICA / BIN setup and Pseudo ABA/Pseudo  Terminal set up (as required  by each  network)

d.Provide appropriate payments routing

6.EMV certified Payments Platform

a.Provide a MasterCard/Visa certified EMV payments platform

b.CDS to  assist GCA with future EMV Visa & MasterCard MTIP certifications.

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Transaction Gateway for TRANSIT

CDS  will provide a transaction gateway through  which GCA can route transactions to the various debit networks and  other mutually agreed upon endpoints. The gateway  interface will be a Postbrige ISO8583 connection.

1.Provide GCA with payments interface  to allow TRANSIT gateway  processing to sponsored networks.

a.CDS will provide a Postbridge interface to allow GCA  to  gateway  traffic from TRANSIT

b.Provide DCC Gateway for Pinned & Pinless Quasi Cash transaction to Planet Payment

DCC

CDS  will support Dynamic Currency  Conversion  (DCC) via specified gateways.   A separate addendum will be utilized to support the DCC business components and  pricing.

1.Provide DCC for Pinless Quasi Cash transactions via Planet Payments (Phase  I)

a.GCA will settle with  Visa/MC directly by sending fulfillment transaction to Planet via CDS

b.CDS will create and send settlement file directly  to Discover

c.CDS to provide GCA with BIN file of DCC available bins (Planet to provide a BIN file to CDS, which CDS will ftp to GCA).

d.DCC transactions to  be  provided both through TransIT interface and Titanium.

2.Provide DCC for ATM transactions via Shazam/Euronet (Phase 2)

Web Services

CDS  will provide a suite of web service based functionality that GCA  will access for various transaction and administrative functions.

1.Provide web services for GCA’s Cash Club, Call Center, and tombstone  via  GCA’s Titanium Application; including  testing and certification:

a.CDS to  develop the following web service that will interface  with Titanium for transaction processing.

i.Quasi Cash Pinless Pre Authorization

ii.Quasi Cash Pinless Void Pre  Authorization

iii.Quasi Cash Pinned Authorization

iv.Quasi Cash Pinned Void Authorization

v.Quasi Cash Pinless Voice Authorization

vi.Address Verification (Zip Code Only)

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vii.Pinned/Pinless Balance  Inquiry

viii.General Debit

ix.General Credit

x.DCC Eligibility  Rate Check

xi.DCC Quasi Cash Pinless Pre  Authorization

xii.DCC Quasi Cash Pinned Authorization

xiii.DCC Quasi Cash Fulfillment

xiv.Quasi Cash Fulfillment

2.Provide Terminal Management Web Services to allow GCA  to onboard and manage their terminals.

a.CDS to  develop the following web services:

i.Add terminal

ii.Edit Terminal

iii.Query Terminal

iv.Re-key  remote key ATMs

v.Send  Open Command

vi.Send Close Command

vii.Send Load Command

viii.Create Fee Table

ix.Add  Fee Table

x.Edit  Fee Table

xi.Query Fee Table

Self  Exclusion

1.Provide GCA with Self Exclusion functionality for ATMs and  FSKs directly  processing with CDS.

a.CDS must provide Self Exclusion functionality for all directly  driven  ATMs &  FSKs.

b.CDS to  develop the following Self Exclusion Card Management web  services.

i.Self Exclusion  Add

ii.Self Exclusion Edit Card Holder Name

iii.Self Exclusion Edit Card Daily Limit

iv.Self Exclusion Edit Card Block Expiration Date

v.Self Exclusion Delete

vi.Self Exclusion  Limit Inquiry

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Infrastructure

CDS and  GCA  will mutually architect a telecommunications solution that meets the requirements of the business being supported.

1.[****] Connection

a.[****] data center

b.Setup for testing and certifying terminal devices and web services.

c.CDS to provide a test environment for GCA  to  use as  needed

d.GCA  to schedule all attended test time with CDS at least [****] hours in advance

e.[****].

2.[****] Connection

a.[****] data center

b.[****] data center

c.Telecommunications architecture design for connecting GCA’s primary and secondary  sites and CDS’s Active /  Active sites.

d.Backup and  recovery  plan

e.Failover testing and certification

f.GCA  to provide for alternate routing  to the  [****] in the event one  should  become unavailable due to [****]

Monitoring

1.Real Time Transaction  Feed of GCA  transactions

a.Utilize the standard CDS Postbridge interface  process to provide a copy of all  GCA transactions processed via CDS except for transactions via TRANSIT.

Back Office

GCA  will perform back office settlement, dispute management and funds distribution.  CDS  will provide reporting as follows to support these activities;

1.Detail Transaction  File  (.DET) file

a.Provide a .DET file to  GCA daily  per GCA specifications

2.Dynamic Currency Conversion (.DCC) file

a.Provide a .DCC file to  GCA from Planet Payments

3.Normalized EOD data files

a.Provide an end of day transactions file to GCA  per GCA BHMI specifications

4.Provide financial network reconciliation, recon files, and reports.

a.Provide Financial network reconciliation  between CDS and financial networks

b.Provide daily financial network  raw data recon files

c.Provide daily financial network  report files

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5.Settlement and Exception Processing

a.GCA will handle all terminal Settlement  processing, ach processing

b.GCA will handle all exception management  processing services:

c.GCA will handle all exception and  reconciliation of settlement based on  network  raw data files and reports in combination with the CDS  RTTF,  .DET and GCA .GCA files

d.GCA will provide the .GCA internally

e.GCA will settle with the networks for funds, fees,  and adjustments directly  (if available) and will handle their own  reconciliation.

f.CDS will do network level reconciliation and  provide supporting reports

g.GCA will receive direct settlement from networks

h.GCA will handle their own reconciliation with the networks and with other gateways, such as Planet Payment

i.GCA will also settle directly with their merchants for any merchant funded terminals.

j.GCA will settle directly with their merchants for any funds owed or due them for exceptions, fees, invoicing, etc.

k.GCA  to handle their own exception management functions using  their internal system and each network’s portal.

l.GCA  to handle terminal level balancing for their terminals

m.GCA  to handle terminal disputes (chargebacks, adjustments, re-presentments, retrievals, and arbitration/compliance cases).

n.GCA will handle any network compliance reporting or quarterly  reporting required either directly or through their sponsor bank, unless otherwise agreed to  with CDS

o.GCA will perform merchant underwriting for their portfolio

p.No custom settlement reports are requested

Deployment/Conversion

CDS  will provide support throughout the deployment and conversion process.

1.Training and supporting documentation

a.GCA settlement staff

b.GCA  technical staff

c.Training on Web  Tools, CDS reports

2.Assist with Pilot site Conversion

a.Pilot solution at a GCA selected Property

3.Assist GCA with Property conversions

a.Define requirements

b.Populate database of excluded cards for self-exclusion functionality.

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Project Name:	CDS Conversion
Project Manager:	Tom Field / Marty Otzenberger / Jason Koko

CDS Project Transition Checklist
ID	Activity	Status	Detailed Updates
Production Support, Operations, Network and Help Desk
1	Develop detailed support plan with clearly defined roles & responsibilities. Secured approval from key stakeholders.
2	Engage operations team to define: primary and secondary support groups, distribution lists for communication and customer escalation contacts.
3	Provide new system/enhancement implementation dates to help desk at least 10 days prior to implementation. Ensure helpdesk is aware of criticality of support levels.
4	Develop and conduct training to ensure help desk, primary and secondary support teams are equipped to handle calls once system implemented.
5	Provide instructional documentation, Frequently Asked Questions and scenarios/scripts to help support and analyze problems.
6	Engage Monitoring group to ensure production environment system monitoring requirements have been documented, implemented and are clearly understood by monitoring team.
7	Engage Monitoring group to shut down monitoring on the old system.
8	Engage Production Scheduling to ensure production cycles are added/changed/deleted, tested and ready for execution.
9	Engage Network team for: bandwidth analysis, Circuit Maintenance, DNS, TCP/IP and WAN connections
10	Determine additional support needed for stabilization of application.
Application and Database
11	Identify/train application support team. Roles & responsibilities documented and clearly understood.
12	Identify/train database support team. Roles & responsibilities documented and clearly understood.
13	Define and test support documentation.
14	Develop scenarios/scripts to help support and analyze problems.
15	Define and test system recovery procedures.
16
17	Define and test restore procedures.
18	Update production support list (primary and secondary).

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Replication Settlement and Reporting DB
19	.DET file
20	.GCA file
21	Recon
22	DB back up plan (JOB)
23	DB Clean Up and Index Rebuild (Job)
24	Record maint Jobs
25	Define and test restore procedures.
26	Update production support list (primary and secondary).
Business Processes and Workflows Changes
27	Developed/revised business processes and workflows.
28	Communicated and implemented process and workflow changes.
29

Engaged business to create/update Essential Service Functions (ESFs).  This is used to ensure system availability is aligned with criticality of system.  This ties to Business Continuity (BC)  and Disaster Recovery (DR) plans.

Training and Documentation
30	Developed detailed training plans for: support staff, business users and other key stakeholders
31	Created/published training and user guides; scheduled and conducted training sessions. Created process to keep documentation current.
32	Scheduled/conducted training and/or provided online video training & announced availability
Set Up
33	Set up of the SQL Server DB
34	Set up of the Web Servers/Services
35	Set up of the Websites
36	· XView
37	· Call Center
38	· IMRS
39	· SQL
40	Set up of the Titanium system
41	· Follow the Manual that Omar Provided
42	Report Directory
43	File Server
44	CDS Merchant Accounts
45	Discover Merchant Accounts

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Connections
45	Connection CDS need RTTF feed to App Server 4
46	Connection Webserver 2 with natted IP address to CDS
47	SFTP Acct with Login
48
49
50
51
Access
52	Set up of Application Users
53	Grant access rights for users
54	Define User groups for
55	· XVIEW
56	· Call Center
57	· Cash Club
58	· Merchants
59	Determine what user groups are needed by department and what access is needed for each
60	· Assign Users
61	Detailing and setting up of support staff in IMRS
Security
62	Security Role based documentation
63	Security Set Up Procedures Doc
64	Audit controls for who setting up users Docs for pre and post production
65	URL and CERT's for prod
66	Engage Security team to complete security vulnerability assessment, firewall forms.
67	Engage Security team to conduct Risk Assessment ( if the design does not meet policy)
68
Configuration
69	General Config
70	Credit/Debit Config
71	AVS Config
72	Resort Advantage(Not Needed for Alpha Phase)
73	NEWave Interface(Not Needed for Alpha Phase)

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73	NEWave Interface(Not Needed for Alpha Phase)
74
75
Misc
76	Clean up old roles - Validation
77	Create auto clean up process for users
78	Login Information user and password from TSYS
79
80
81
82
Control Process
83	Open Change Management Ticket
84	Present change to Review Board & secure approval
85	Establish Transition window i.e., time between Go Live and Production hand off
86	Received acceptance of pre defined success criteria from Transition plan
87	Walk through of Go Live checklist and gain approval
88

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EXHIBIT E

ADDITIONAL REQUIREMENTS, DUTIES AND OBLIGATIONS

1.Settlement, Funds Distribution, and Reconciliation

a.Customer requires CDS to settle all settlement and transaction fees to Customer’s accounts.

b.Customer will perform all Customer client distributions.

c.Customer will perform all dispute and chargeback processing.

d.Customer may, at Customer’s option, use CDS’s Payout Module for the distribution of funds, if any, due Customer’s clients.

2.Architecture

a.CDS will provide, or have a definitive time line for implementation of, an active/active processing environment that will enable Customer’s endpoints to communicate and transact with either of CDS’s Richardson, Texas or Kansas City, MO processing facilities or other facilities as CDS sees fit.

b.Customer and CDS will work to architect a communications strategy ensuring redundancy throughout the design of the Services to be provided under this Agreement.

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ATTACHMENT 1

ACH AUTHORIZATION RELEASE

___________________________ (“Customer”) authorizes Columbus Data Services, (“CDS”) to initiate ACH transfer entries and to debit and/or credit the account identified herein for all Processing Services.  CDS shall have the right to credit or debit account, on behalf of the Customer, for settlement of transactions, settlement error corrections, transaction adjustments and any amounts or fees due CDS by Customer.  Customer agrees to keep account funded to the extent needed to reasonably support transaction adjustments.  All shortages and adjustments are the full responsibility of the Customer.  Customer agrees to comply with all electronic fund transfer regulations, requirements and rules.  This Authorization shall remain in effect unless cancelled by Customer by providing written notice of cancellation to CDS and after such time as all settlements and adjustments have been processed/cleared through the account.  Any debits and credits pursuant to this Authorization will be effected through the Federal Reserve System automated clearing house (ACH) system.

Settlement Disputes

Customer shall audit and balance the data contained in the periodic statements and reports provided by CDS and shall promptly, but in no event more than 30 days after the date of the disputed item, notify CDS in writing (the “Notice Date”) of any disputed item or items on such periodic statements and reports.  If CDS determines that the disputed item was credited or debited in error by CDS, CDS shall correct the error.  Notwithstanding, CDS shall not be liable for any recovery, reimbursement or otherwise of any amounts more than 30 days prior to the Notice Date.  CDS will, however, use its commercially reasonable efforts to recover any amounts prior to such 30-day period.  CDS shall not be liable for any damages, interest or costs associated with the error other than correcting the error.

The undersigned represents and warrants to CDS that (a) the person executing the Authorization is authorized signatory on the Account referenced above and all information regarding the Account and the Account Holder is true and correct.

Authorized by:_______________________________________ Date: ___________________ Print Name and Title: _________________________________________________________

Daily Cash Settlement Account Information***

*** This form Must be accompanied by a printed voided check or a letter from the Bank to which the funds are settling referencing the Customer’s name, routing number and account number.

Financial Institution:_____________________________________________________________

Address:________________________________________________________________________

City:__________________________ State:_______________________ Zip Code:___________

Contact Name:____________________________________________ Phone Number:________

Routing/Transit Number (9 digits) :  ___  ___  ___  ___  ___  ___  ___  ___  ___

Account Number:_____________________________________________________

_____________________________________________________________________

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Business Name as it Appears on the Account

CDS use only

Date received:

Date entered:	Entered by:

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